Intuit Reports Third Quarter Fiscal 2017 Earnings

Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-6251
	kim_watkins@intuit.com	diane_carlini@intuit.com

Intuit Reports Third-quarter Revenue Up 10 Percent;
QuickBooks Online Subscribers Increase 59 Percent

Company Raises Full-year Revenue
and QBO Subscriber Outlook

MOUNTAIN VIEW, Calif. - May 23, 2017 - Intuit Inc. (Nasdaq: INTU) announced financial results for the third quarter of fiscal 2017, which ended April 30.
“This was another strong quarter for Intuit, with a hard-fought tax season delivering the revenue we promised along with continued momentum in our QuickBooks franchise,” said Brad Smith, Intuit’s chairman and chief executive officer.
“Overall, we successfully delivered strong financial results. We entered the tax season with a clear plan to extend our lead in the do-it-yourself category and begin transforming the assisted category as well, embracing the power of the Intuit ecosystem. In small business, QuickBooks subscriber growth continued, driven by improvements across our platform for self-employed, small business and accountants,” Smith said.
Financial Highlights
For the third quarter, Intuit:

•	Grew revenue to $2.541 billion, up 10 percent.

•	Increased GAAP operating income to $1.444 billion, up 12 percent.

•	Increased total QuickBooks Online subscribers 59 percent, up from 49 percent growth in the second quarter, to over 2.2 million subscribers.

Intuit Reports Third Quarter Fiscal 2017 Earnings

•	Doubled the base of QuickBooks Self-Employed users to roughly 360,000 of total QuickBooks Online subscribers, up from 180,000 last quarter.

•	Raised expectations to end fiscal 2017 with 2.3 million QuickBooks Online subscribers.

•	Raised full-year revenue guidance and narrowed operating income and earnings per share guidance. Intuit now expects full-year revenue growth of 9 to 10 percent.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.

Snapshot of Third-quarter Results

GAAP				Non-GAAP
	Q3 FY 17	Q3 FY 16	Change	Q3 FY 17	Q3 FY 16	Change
Revenue	$ 2,541	$2,304	10%	$ 2,541	$2,304	10%
Operating Income	$1,444	$1,285	12%	$1,519	$1,359	12%
Earnings Per Share	$3.70	$3.94	(6)%	$3.90	$3.43	14%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP). Q3 FY16 GAAP earnings per share included $0.68 per share for the sale of discontinued operations.

Business Segment Results
Small Business

•	Grew total Small Business segment revenue by 16 percent.

•	Grew Small Business online ecosystem revenue by 30 percent.

•	Added approximately 350,000 QuickBooks Online subscribers in the quarter, reaching 2,220,000 subscribers worldwide.

Intuit Reports Third Quarter Fiscal 2017 Earnings

•	Grew QuickBooks Online international subscribers by 70 percent, to approximately 433,000.

•	Made QuickBooks Self-Employed available in Singapore, adding another geography to the company’s lineup, with Hong Kong and South Africa soon to follow.

•	There are now 1,545 apps on the QuickBooks Online platform; 472 are published in the QuickBooks Apps Store.
Consumer Tax and ProConnect

•	Grew Consumer Tax revenue by 9 percent fiscal year-to-date.

•	Provided broad availability of SmartLook technology to reach more tax filers this season.

•	Provided more than 1.3 million free credit scores to TurboTax customers using the credit score functionality in Mint.

•	Grew ProConnect fiscal year-to-date revenue by 2 percent.
“Putting it all together, we are seeing positive results from One Intuit Ecosystem experiments, as we create more and more connections between customers and products,” Smith said. “We’re seeing proof points including: Consumer Tax driving QuickBooks Self-Employed subscribers. ProConnect customers serving Consumer Tax customers through SmartLook. And Mint providing credit scores to TurboTax customers. There’s more to come on this front, as these investments in innovations have put us in a strong position going forward.”
Capital Allocation Summary
In the third quarter the company:

•	Repurchased $88 million of shares, with $1.9 billion remaining on the authorization.

•	Received board approval for a $0.34 per share dividend payable on July 18, 2017.

Forward-looking Guidance

Intuit Reports Third Quarter Fiscal 2017 Earnings

Intuit announced guidance for the fourth quarter of fiscal year 2017, which ends July 31. The company expects:

•	Revenue of $795 million to $815 million, growth of 5 to 8 percent.

•	GAAP operating loss of $25 million to $45 million.

•	Non-GAAP operating income of $50 million to $70 million.

•	GAAP loss per share of $0.01 to $0.03.

•	Non-GAAP diluted earnings per share of $0.16 to $0.18.

Intuit raised guidance for full fiscal-year revenue in 2017. The company now expects:

•	Revenue of $5.13 billion to $5.15 billion, growth of 9 to 10 percent.

•	GAAP operating income of $1.36 billion to $1.38 billion, growth of 10 to 11 percent.

•	Non-GAAP operating income of $1.705 billion to $1.725 billion, growth of 10 to 11 percent.

•	GAAP diluted earnings per share of $3.55 to $3.57, versus $3.69 in fiscal 2016. Fiscal 2016 earnings per share includes $0.65 net income per share from discontinued operations.

•	Non-GAAP diluted earnings per share of $4.38 to $4.40, growth of 16 percent.

•	QuickBooks Online subscribers of 2.3 million.

Conference Call Details
Intuit executives will discuss the financial results on a conference call today at 1:30 p.m. Pacific time. To hear the call, dial 844-246-4601 in the United States or 703-639-1172 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/events/default.aspx. Prepared remarks for the call will be available on Intuit’s Investor Relations website after the call ends.

Replay Information

Intuit Reports Third Quarter Fiscal 2017 Earnings

A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 14708133.
The audio webcast will remain available on Intuit’s website for one week after the conference call.

About Intuit
Intuit Inc. is committed to powering prosperity around the world for consumers, small businesses and the self-employed through its ecosystem of innovative financial management solutions.
Its flagship products and services include QuickBooks® and TurboTax®, which make it easier to manage small businesses and tax preparation and filing. QuickBooks Self-Employed provides freelancers and independent contractors with an easy and affordable way to manage their finances and save money at tax time, while Mint delivers financial tools and insights to help people make smart choices about their money.
Intuit's ProConnect brand portfolio includes ProConnect Tax Online, ProSeries® and Lacerte®, the company's leading tax preparation offerings for professional accountants.
Founded in 1983, Intuit serves 42 million customers in North America, Europe, Australia and Brazil, with revenue of $4.7 billion in its fiscal year 2016. The company has approximately 7,900 employees with major offices in the United States, Canada, the United Kingdom, India, Australia and other locations. More information can be found at www.intuit.com.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.

Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2017 and beyond; expectations regarding Intuit’s growth outside the US; expectations regarding timing and growth of revenue for each of Intuit’s reportable segments and from current or future products and services; expectations regarding customer growth; expectations regarding the impact of the One Intuit Ecosystem strategy on Intuit’s business; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of

Intuit Reports Third Quarter Fiscal 2017 Earnings

our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Forward-looking Guidance”.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; the competitive environment; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns; our ability to innovate and adapt to technological change; availability of our products and services could be impacted by business interruption or failure of our information technology and communication systems; any problems with implementing upgrades to our customer facing applications and supporting information technology infrastructure; any failure to properly use and protect personal customer information and data; our ability to develop, manage and maintain critical third-party business relationships; increases in or changes to government regulation of our businesses; any failure to process transactions effectively or to adequately protect against potential fraudulent activities; any loss of confidence in using our software as a result of publicity regarding such fraudulent activity; any significant product accuracy or quality problems or delays; any lost revenue opportunities or cannibalization of our traditional paid franchise due to our participation in the Free File Alliance; the global economic environment may impact consumer and small business spending, financial institutions and tax filings; changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise; the seasonal and unpredictable nature of our revenue; our ability to attract, retain and develop highly skilled employees; increased risks associated with international operations; unanticipated changes in our income tax rates; changes in the amounts or frequency of share repurchases or dividends; we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position; disruptions, expenses and risks associated with our acquisitions and divestitures; amortization of acquired intangible assets and impairment charges; our use of significant amounts of debt to finance acquisitions or other activities; and the cost of, and potential adverse results in, litigation involving intellectual property, antitrust, shareholder and other matters. More details about the risks that may impact our business are included in our Form 10-K for fiscal 2016 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of May 23, 2017, and we do not undertake any duty to update any forward-looking statement or other information in these materials.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2017	April 30, 2016	April 30, 2017	April 30, 2016
Net revenue:
Product	$467	$459	$1,063	$994
Service and other	2,074	1,845	3,272	2,946
Total net revenue	2,541	2,304	4,335	3,940
Costs and expenses:
Cost of revenue:
Cost of product revenue	29	30	95	99
Cost of service and other revenue	205	181	522	465
Amortization of acquired technology	3	5	9	17
Selling and marketing	467	423	1,155	1,023
Research and development	246	228	735	646
General and administrative	146	149	412	386
Amortization of other acquired intangible assets	1	3	2	6
Total costs and expenses [A]	1,097	1,019	2,930	2,642
Operating income from continuing operations	1,444	1,285	1,405	1,298
Interest expense	(8)	(10)	(28)	(26)
Interest and other income (expense), net	3	2	—	(7)
Income before income taxes	1,439	1,277	1,377	1,265
Income tax provision [B]	475	429	430	419
Net income from continuing operations	964	848	947	846
Net income from discontinued operations [C]	—	178	—	173
Net income	$964	$1,026	$947	$1,019

Basic net income per share from continuing operations	$3.76	$3.30	$3.68	$3.21
Basic net income per share from discontinued operations	—	0.70	—	0.65
Basic net income per share	$3.76	$4.00	$3.68	$3.86
Shares used in basic per share calculations	256	257	257	264

Diluted net income per share from continuing operations	$3.70	$3.26	$3.63	$3.17
Diluted net income per share from discontinued operations	—	0.68	—	0.64
Diluted net income per share	$3.70	$3.94	$3.63	$3.81
Shares used in diluted per share calculations	260	260	261	267

Cash dividends declared per common share	$0.34	$0.30	$1.02	$0.90
See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded in operating income from continuing operations for the periods shown.

	Three Months Ended		Nine Months Ended
(in millions)	April 30, 2017	April 30, 2016	April 30, 2017	April 30, 2016
Cost of revenue	$2	$2	$6	$6
Selling and marketing	19	18	66	55
Research and development	24	21	89	63
General and administrative	26	24	80	73
Total share-based compensation expense	$71	$65	$241	$197

[B]
We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.

In December 2015 the Consolidated Appropriations Act, 2016 was signed into law. The Act includes a permanent reinstatement of the federal research and experimentation credit that was retroactive to January 1, 2015. We recorded a discrete tax benefit of approximately $12 million for the retroactive effect during the second quarter of fiscal 2016.
During the first quarter of fiscal 2017, we elected to early adopt ASU 2016-09, "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." As required by ASU 2016-09, starting in fiscal 2017 we reflect excess tax benefits recognized on stock-based compensation expense in the condensed consolidated statements of operations as a component of the provision for income taxes on a prospective basis.
Our effective tax rates for the three and nine months ended April 30, 2017 were approximately 33% and 31%. Excluding discrete tax items primarily related to share-based compensation tax benefits resulting from the adoption of ASU 2016-09, our effective tax rate for both periods were 34% and did not differ significantly from the federal statutory rate of 35%.
Our effective tax rates for the three and nine months ended April 30, 2016 were approximately 34% and 33% and did not differ significantly from the federal statutory rate of 35%.
[C] In the third quarter of fiscal 2016 we completed the sales of our Demandforce, QuickBase, and Quicken businesses for $463 million in cash. We recorded a pre-tax gain of $354 million and a net gain of $173 million on the disposal of these three businesses in fiscal 2016.
We classified our Demandforce, QuickBase, and Quicken businesses as discontinued operations and have therefore segregated their operating results from continuing operations in our statements of operations for all periods presented. Net revenue from discontinued operations was $22 million and $137 million for the three and nine months ended April 30, 2016. Net income from the operations of these discontinued operations was not significant for the three or nine months ended April 30, 2016. Because the cash flows of these businesses were not material for any period presented, we have not segregated them on our statements of cash flows.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2017
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss) from continuing operations	$(61)	$22	$1,444	$—	$1,405
Amortization of acquired technology	3	3	3	—	9
Amortization of other acquired intangible assets	1	—	1	—	2
Share-based compensation expense	89	81	71	—	241
Non-GAAP operating income (loss) from continuing operations	$32	$106	$1,519	$—	$1,657

GAAP net income (loss)	$(30)	$13	$964	$—	$947
Amortization of acquired technology	3	3	3	—	9
Amortization of other acquired intangible assets	1	—	1	—	2
Share-based compensation expense	89	81	71	—	241
Net (gain) loss on debt securities and other investments	1	6	1	—	8
Income tax effects and adjustments [A]	(49)	(36)	(25)	—	(110)
Non-GAAP net income (loss)	$15	$67	$1,015	$—	$1,097

GAAP diluted net income (loss) per share	$(0.12)	$0.05	$3.70	$—	$3.63
Amortization of acquired technology	0.01	0.01	0.01	—	0.04
Amortization of other acquired intangible assets	0.01	—	0.01	—	0.01
Share-based compensation expense	0.34	0.31	0.27	—	0.92
Net (gain) loss on debt securities and other investments	0.01	0.03	0.01	—	0.03
Income tax effects and adjustments [A]	(0.19)	(0.14)	(0.10)	—	(0.42)
Non-GAAP diluted net income (loss) per share	$0.06	$0.26	$3.90	$—	$4.21

Shares used in GAAP diluted per share calculation	258	260	260	—	261

Shares used in non-GAAP diluted per share calculation	261	260	260	—	261
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items. Consequently, our non-GAAP results have been adjusted to exclude the discrete GAAP tax benefits that we recorded related to the adoption of ASU 2016-09. See note B to Table A for more information.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2016
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss) from continuing operations	$(29)	$42	$1,285	$(56)	$1,242
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	3	6	12
(Gain) loss on sale of long-lived assets	—	—	1	—	1
Share-based compensation expense	67	65	65	81	278
Non-GAAP operating income (loss) from continuing operations	$46	$114	$1,359	$36	$1,555

GAAP net income (loss)	$(31)	$24	$1,026	$(40)	$979
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	3	6	12
(Gain) loss on sale of long-lived assets	—	—	1	—	1
Share-based compensation expense	67	65	65	81	278
Net (gain) loss on debt securities and other investments	1	1	2	1	5
Income tax effects and adjustments [A]	(21)	(35)	(31)	(33)	(120)
Net (income) loss from discontinued operations	—	5	(178)	—	(173)
Non-GAAP net income (loss)	$24	$67	$893	$20	$1,004

GAAP diluted net income (loss) per share	$(0.11)	$0.09	$3.94	$(0.16)	$3.69
Amortization of acquired technology	0.02	0.02	0.02	0.02	0.08
Amortization of other acquired intangible assets	0.01	—	0.01	0.02	0.04
(Gain) loss on sale of long-lived assets	—	—	—	—	—
Share-based compensation expense	0.25	0.25	0.25	0.32	1.05
Net (gain) loss on debt securities and other investments	—	—	0.01	—	0.02
Income tax effects and adjustments [A]	(0.08)	(0.13)	(0.12)	(0.12)	(0.45)
Net (income) loss from discontinued operations	—	0.02	(0.68)	—	(0.65)
Non-GAAP diluted net income (loss) per share	$0.09	$0.25	$3.43	$0.08	$3.78

Shares used in GAAP diluted per share calculation	272	266	260	257	265

Shares used in non-GAAP diluted per share calculation	275	266	260	260	265
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate assumes the federal research and experimentation credit is continuously in effect and eliminates the effects of non-recurring and period specific items. Consequently, our non-GAAP results for the second quarter of fiscal 2016 have been adjusted to exclude the $12 million discrete GAAP tax benefit that we recorded for the retroactive reinstatement of the research and experimentation credit. See note B to Table A for more information.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30, 2017	July 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,350	$638
Investments	243	442
Accounts receivable, net	245	108
Income taxes receivable	—	20
Prepaid expenses and other current assets	94	102
Current assets before funds held for customers	1,932	1,310
Funds held for customers	323	304
Total current assets	2,255	1,614

Long-term investments	28	28
Property and equipment, net	1,041	1,031
Goodwill	1,294	1,282
Acquired intangible assets, net	27	44
Long-term deferred income taxes	183	139
Other assets	141	112
Total assets	$4,969	$4,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$50	$512
Accounts payable	269	184
Accrued compensation and related liabilities	240	289
Deferred revenue	955	801
Income taxes payable	435	4
Other current liabilities	222	157
Current liabilities before customer fund deposits	2,171	1,947
Customer fund deposits	323	304
Total current liabilities	2,494	2,251

Long-term debt	450	488
Long-term deferred revenue	178	204
Other long-term obligations	150	146
Total liabilities	3,272	3,089

Stockholders’ equity	1,697	1,161
Total liabilities and stockholders’ equity	$4,969	$4,250

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30, 2017	April 30, 2016
Cash flows from operating activities:
Net income	$947	$1,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	156	145
Amortization of acquired intangible assets	18	30
Share-based compensation expense	241	200
Pre-tax gain on sale of discontinued operations	—	(354)
Deferred income taxes	(36)	40
Tax benefit from share-based compensation plans	—	30
Other	9	11
Total adjustments	388	102
Changes in operating assets and liabilities:
Accounts receivable	(138)	(125)
Income taxes receivable	19	79
Prepaid expenses and other assets	5	(15)
Accounts payable	104	77
Accrued compensation and related liabilities	(47)	(69)
Deferred revenue	130	213
Income taxes payable	431	435
Other liabilities	50	25
Total changes in operating assets and liabilities	554	620
Net cash provided by operating activities	1,889	1,741
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(286)	(589)
Sales of corporate and customer fund investments	332	990
Maturities of corporate and customer fund investments	150	160
Net change in cash and cash equivalents held to satisfy customer fund obligations	(18)	(35)
Net change in customer fund deposits	18	35
Purchases of property and equipment	(178)	(449)
Proceeds from divestiture of businesses	—	463
Other	(40)	3
Net cash provided by (used in) investing activities	(22)	578
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facilities	150	995
Repayments on borrowings under revolving credit facilities	(150)	(995)
Proceeds from long-term debt	—	500
Repayment of debt	(500)	—
Proceeds from issuance of stock under employee stock plans	150	125
Payments for employee taxes withheld upon vesting of restricted stock units	(61)	(36)
Cash paid for purchases of treasury stock	(473)	(2,190)
Dividends and dividend rights paid	(265)	(238)
Other	—	(5)
Net cash used in financing activities	(1,149)	(1,844)
Effect of exchange rates on cash and cash equivalents	(6)	6
Net increase in cash and cash equivalents	712	481
Cash and cash equivalents at beginning of period	638	808
Cash and cash equivalents at end of period	$1,350	$1,289
During the first quarter of fiscal 2017, we elected to early adopt ASU 2016-09, "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." As required by ASU 2016-09, starting in fiscal 2017 we reflect excess tax benefits recognized on stock-based compensation expense in the condensed consolidated statements of operations as a component of the provision for income taxes on a prospective basis. Excess tax benefits are classified as an operating activity in our condensed consolidated statements of cash flows and we have applied this provision on a retrospective basis.

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending July 31, 2017
Revenue	$795	$815	$—		$795	$815
Operating income (loss)	$(45)	$(25)	$95	[a]	$50	$70
Diluted earnings (loss) per share	$(0.03)	$(0.01)	$0.19	[b]	$0.16	$0.18

Twelve Months Ending July 31, 2017
Revenue	$5,130	$5,150	$—		$5,130	$5,150
Operating income	$1,360	$1,380	$345	[c]	$1,705	$1,725
Diluted earnings per share	$3.55	$3.57	$0.83	[d]	$4.38	$4.40
See “About Non-GAAP Financial Measures” immediately following this Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $92 million and amortization of acquired technology of approximately $3 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the long-term non-GAAP tax rate.

[c]
Reflects estimated adjustments for share-based compensation expense of approximately $331 million; amortization of acquired technology of approximately $12 million; and amortization of other acquired intangible assets of approximately $2 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the long-term non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 23, 2017 contains non-GAAP financial measures. Table B1, Table B2 and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•	Gains and losses on debt and equity securities and other investments

•	Income tax effects and adjustments

•	Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying value of goodwill and other acquired intangible assets to their estimated fair values.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, assumes the federal research and experimentation credit is continuously in effect, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 34% for fiscal 2016 and 33% for fiscal 2017. These rates are consistent with the average of our normalized fiscal year tax rate over a four year period that includes the past three fiscal years plus the current fiscal year forecast. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this long-term rate. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.